Exhibit 99.1

Media Relations:	Investor Relations:
Beth Amorosi	Brett Maas
FastLane Communications	Hayden Communications
973.582.3498	646-536-7331
bamorosi@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media’s Webcasting Division Achieves Record Monthly Revenue During October

October Webcasting Revenue Reaches $648,000, a 66% Increase Over Prior Year

POMPANO BEACH, FL - November 12, 2007 - Onstream Media Corporation (Nasdaq: ONSM), an online service provider of live and on-demand digital media, communications and applications, announced today that the Webcasting division of its Web Communications Services Group achieved record revenue of approximately $648,000 during October 2007. This represents an increase of approximately 66% over the approximately $390,000 in webcasting revenue recorded during the same month of the previous year (October 2006), and also represents the Company’s highest single month of webcasting revenues level since its 1993 inception.

Randy Selman, President and Chief Executive Officer of Onstream Media, stated, "We are very pleased with the significant revenue growth being achieved by our Webcasting division, particularly as it solely reflects organic growth. We believe this achievement clearly demonstrates the quality and capability of our Visual Webcaster service and the increasing demand in the market for web based communications solutions. Looking ahead, anticipated enhancements to our webcasting platform, including Visual Webcaster HD™ and iEncode™, a full-featured, turnkey, standalone webcasting solution, plus the continuing expansion of our marketing efforts, will help us further expand our share of the growing market for webcasting and digital media services.”

The Company also noted that while the record monthly revenue achieved in October does indicate the continued growth of its Webcasting division, results from one month should not be used to extrapolate and/or project revenues for the quarter ending December 31, 2007 or for any other monthly, quarterly or annual periods.

About Onstream Media:

Onstream Media Corporation (Nasdaq: ONSM) is an online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. In fact, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

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Select Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Bonnier Corporation, Dell, Deutsche Bank, Disney, National Press Club, NHL, MGM, PR Newswire, Rodale, Inc., Televisa, WireOne, Shareholder.com (NASDAQ), and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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